LYRIS, INC., REPORTS GROWTH IN SECOND QUARTER REVENUES DRIVEN BY
INCREASED MARKET PENETRATION FOR ITS LYRIS HQ PLATFORM

     (EMERYVILLE, CA), February 10, 2010—Lyris, Inc., (OTCBB: LYRI), the online marketing expert, today reported results for the second quarter and first six months of fiscal 2010.

     For the quarter ended December 31, 2009, Lyris reported revenues of $11.3 million versus revenues of $11.0 million in the second quarter a year ago, and $10.8 million in the prior quarter. The revenue breakout for the second quarter of 2010 included subscription, 77 percent; licensed software, seven percent; support and maintenance, nine percent and professional services, seven percent.

     On a GAAP basis, the company reported a net loss of $327,000, or $0.00 per share in the second fiscal quarter of 2010, compared with a net loss of $129,000, or $0.00 per share, in the second quarter of fiscal 2009.

     On a non-GAAP basis, Lyris reported net income of $768,000, or $0.01 per diluted share, in the second quarter of fiscal 2010. This compares with non-GAAP net income of $834,000, or $0.01 per diluted share, in the same period a year ago. Material exclusions from non-GAAP net income in the second quarter of fiscal 2010 included amortization of intangibles of $934,000 and stock-based compensation expense of $161,000. In the prior year, material exclusions from non-GAAP net income were amortization of intangibles of $864,000, stock-based compensation expense of $175,000 and a gain on disposal of discontinued operations of $76,000.

     The company said that adjusted EBITDA in the second quarter of 2010 was $1.2 million versus $1.2 million in the second quarter a year ago. Adjusted EBITDA is earnings before net interest expense, taxes, deprecation and amortization expense, non-cash stock-based compensation expense and gains or losses on disposal of discontinued operations.

     A reconcillation between GAAP and non-GAAP net income and between GAAP net income and adjusted EBITDA can be found in this news release and at www.lyris.com.

     “We are pleased with our ability to achieve a record revenue quarter for the company. Our Lyris HQ platform continues to drive our revenue growth as it generated a 14 percent increase in sales sequentially,” said Luis Rivera, chief executive officer of Lyris. “We saw particularly strong growth in Lyris HQ for Agencies, which is our offering targeted to advertising and marketing firms. In addition, we continued to make solid inroads with the platform in Europe,” he added.

     “We have made a number of enhancements to Lyris HQ during fiscal 2010 and are on track to complete the integration of the platform by the end of the fiscal year, as well as adding other features that will increase its ease of use and return-on-investment for our customers,” he continued.

     For the first six months of fiscal 2010, Lyris reported revenues of $22.1 million compared to revenues of $22.0 million in the first six months of fiscal 2009. On a GAAP basis, the company reported a net loss of $1.1 million, or $0.01 per share, in the first six months of fiscal 2010, versus a net loss of $1.2 million, or $0.01 per share, in the same period a year ago. On a non-GAAP basis, the company reported net income of $1.1 million, or $0.01 per diluted share, in the first six months of fiscal 2010 versus non-GAAP net income of $643,000, or $0.01 per diluted share, in the same period a year ago. Non-GAAP net income in the first six months of fiscal 2010 and fiscal 2009 excludes amortization of intangibles of $1.9 million and $1.7 million and stock-based compensation expense of $353,000 and $212,000, respectively, and a gain on disposal of discontinued operations of $70,000 in the first half of fiscal 2009. Adjusted EBITDA for the first six months of fiscal 2010 was $2.1 million versus $1.6 million in the same period a year ago.

Conference Call

     The company will hold a conference call today, February 10, at 8 a.m., Pacific Standard Time (11 a.m., Eastern Standard Time). The teleconference can be accessed by calling (913) 312-1496, passcode 4641764, or via the Internet at www.lyris.com. Please dial in or access the webcast 10-15 minutes prior to the beginning of the call. A replay of the call will be available through Wednesday, February 17, at (719) 457-0820, passcode 4641764, or via the company’s website at www.lyris.com.

Non-GAAP Financial Measures

     In this release and during our conference call as described above, we use or plan to discuss certain non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with United States generally accepted accounting principles (“GAAP”). A reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

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     We believe the calculation of non-GAAP net income (loss) calculated without acquisition-related amortization charges, non-cash stock compensation expense and certain other measures provides a meaningful comparison to our net income (loss) figures. Management does not consider these measures that are excluded to be related to the company’s ongoing core operating performance and therefore non-GAAP net income provides a basis for comparison of the company’s operating results across other periods and against other companies in our industry. We also believe that adjusted EBITDA, which we calculate as net income (loss) on a GAAP basis, less interest, taxes, depreciation, amortization, non cash stock compensation expense, and certain other financial measures is an indicator of the company’s cash flows. This measure is commonly used by our lenders to assess our leverage capacity, debt service ability and liquidity. These non-GAAP measures have been reconciled to the nearest GAAP measure as required under the rules and regulations promulgated by the U.S. Securities and Exchange Commission.

About Lyris, Inc.

     Lyris, Inc. (OTCBB: LYRI) is the first online market solution provider to integrate email with diverse online marketing channels to create more efficient and effective marketing organizations. The company’s flagship offering, Lyris HQ, is an all-in-one online marketing solution that combines email marketing with search, social and mobile channels, enhanced by embedded deliverability and Web analytics. Lyris HQ provides online marketers actionable insights that help them make intelligent decisions and improve results. Clients include American Apparel, Body Glove, British Museum Company Ltd., Eldorado Hotel Casino and Silver Legacy Resort Casino, ExpediaCruiseShipCenters. Minnesota Timberwolves, PC Recycler and StudentAdvantage.com. For more information, please visit www.lyris.com.

Contacts:

Richard McDonald

Director, Investor Relations

Lyris, Inc.

(610) 688-3305

rmcdonald@lyris.com

Erick Mott

Global Communications Director

Lyris, Inc.

(510) 844-2188

emott@lyris.com

Neal B. Rosen

Ruder-Finn

(415) 692-3058

rosenn@ruderfinn.com

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Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

Three Months Ended December 31,

	2009	2008
Revenues:
Subscription revenue	$8,664	$8,443
Other services revenue	1,867	1,732
Software revenue	783	833
Total revenues	11,314	11,008
Cost of revenues:
Subscription, software and other services	4,716	3,585
Amortization of developed technology	434	477
Total cost of revenue	5,150	4,062
Gross profit	6,164	6,946
Operating expenses:
General and administrative expenses	1,728	1,828
Research & development	740	1,207
Sales & marketing	3,303	3,562
Amortization of customer relationship trade
names	500	387
Total operating expenses	6,271	6,984
Loss from operations	(107)	(38)
Interest expense	(83)	(110)
Loss from operations before income taxes	(190)	(148)
Income tax provision	137	(19)
Net loss	$(327)	$(129)
Net loss per share basic and diluted	$(0.00)	$(0.00)

Weighted average shares outstanding used
in calculating net loss per share:
Basic and diluted	103,222	103,222

Lyris, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

Six Months Ended December 31,

	2009	2008
Revenues:
Subscription revenue	$16,931	$16,552
Other services revenue	3,817	3,445
Software revenue	1,394	1,971
Total revenues	22,142	21,968
Cost of revenues:
Subscription, software and other services	9,127	8,030
Amortization of developed technology	866	955
Total cost of revenue	9,993	8,985
Gross profit	12,149	12,983
Operating expenses:
General and administrative expenses	3,773	3,800
Research & development	1,460	1,769
Sales & marketing	6,596	7,534
Amortization of customer relationship trade
names	999	776
Total operating expenses	12,828	13,879
Loss from operations	(679)	(896)
Interest expense	(170)	(243)
Loss from operations before income taxes	(849)	(1,139)
Income tax provision	275	91
Net loss	$(1,124)	$(1,230)
Net loss per share basic and diluted	$(0.01)	$(0.01)

Weighted average shares outstanding used
in calculating net loss per share:
Basic and diluted	103,222	103,222

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)
Three Months Ended December 31,

	2009	2008
Net loss	$(327)	$(129)
Interest expense, net	83	110
Income tax provision	137	(19)
Depreciation and amortization	1,190	1,160
Total EBITDA	1,083	1,122
Stock-based compensation expense	161	175
Gain on disposal of discontinued operations	-	(76)
Total Adjusted EBITDA	$1,244	$1,221

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Adjusted EBITDA
(Unaudited, in thousands)
Six Months Ended December 31,

	2009	2008
Net loss	$(1,124)	$(1,230)
Interest expense, net	170	243
Income tax provision	275	91
Depreciation and amortization	2,419	2,333
Total EBITDA	1,740	1,437
Stock-based compensation expense	353	209
Gain on disposal of discontinued operations	-	(70)
Total Adjusted EBITDA	$2,093	$1,576

Adjusted EBITDA is calculated as earnings before net interest expense, taxes, depreciation and amortization expense, stock-based compensation expense and certain other financial measures. Adjusted EBITDA is commonly used by our lenders to assess leverage capacity, debt service ability and liquidity, and the company uses adjusted EBITDA to evaluate financial performance and to award incentive compensation for certain employees, including our chief executive officer. We believe that adjusted EBITDA also provides useful measurements of liquidity and financial performance for our investors.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)
Three Months Ended December 31,

	2009	2008
Net loss	(327)	(129)
Stock-based compensation expense	161	175
Amortization of intangibles	934	864
Gain on disposal of discontinued operations	-	(76)
Non-GAAP net income (loss)	768	834
Net income (loss) per share basic and diluted	$0.01	$0.01

Shares used to compute net income per share:
Basic and diluted	103,222	103,222

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.

Lyris, Inc.
Reconciliation of Net Income to Non-GAAP Net Income
(Unaudited)
(in thousands, except for per share data)
Six Months Ended December 31,

	2009	2008
Net loss	(1,124)	(1,230)
Stock-based compensation expense	353	212
Amortization of intangibles	1,865	1,731
Gain on disposal of discontinued operations	-	(70)
Non-GAAP net income (loss)	1,094	643
Net income (loss) per share basic and diluted	$0.01	$0.01

Shares used to compute net income per share:
Basic and diluted	103,222	103,222

Non-GAAP net income excludes stock-based compensation expense, amortization of intangibles and certain other financial measures. Management believes that non-GAAP net income provides useful, supplemental information to management and investors regarding the performance of the company’s business operations. Non-GAAP net income is not a measure determined in accordance with United States Generally Accepted Accounting Principles (“GAAP”) and is thus susceptible to varying calculations. As presented, this measure may not be comparable to similarly titled measures that other companies may disclose. Non-GAAP net income should not be considered in isolation or construed as a substitute for other measures of profitability prepared in accordance with GAAP for purposes of analyzing our financial performance or profitability. Non-GAAP net income should be considered in addition to, and not as a substitute or as superior measure to, net income, earnings per share or other measures of financial performance prepared in accordance with GAAP.